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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 18, 2000



                             PLAYTEX PRODUCTS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


              Delaware                      1-12620              51-0312772
-------------------------------    ------------------------   ----------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                300 Nyala Farms Road, Westport, Connecticut 06880
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                    (Address of principal executive offices)


        Registrant's telephone number, including area code (203) 341-4000
                                                           --------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)






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Item 5. Other Events.

         On May 1, 2000, we announced our intent to commence an exchange offer with the holders of our common stock. Shareholders would be offered the opportunity to exchange up to 10,000,000 shares for a cash payment of $3.00 per share and an equal number of newly created shares of Class B common stock. The Class B shares would be callable by the Company, at any time through the end of 2001, in whole or in part, for an additional $15.00 per share. On May 18, 2000, after evaluation of the Federal Reserves recent announcement on interest rates and the increased volatility of the interest rate environment and its potential impact going forward, we felt it was not in the best interests of our shareholders to increase our debt levels. As a result, we have announced that we will not proceed with the planned exchange offer.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PLAYTEX PRODUCTS, INC.

DATE:    May 24, 2000           By: /S/ GLENN A. FORBES
      ------------------           -------------------------------
                                   Glenn A. Forbes
                                   EXECUTIVE VICE PRESIDENT AND
                                   CHIEF FINANCIAL OFFICER
                                   (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)